                                  Exhibit 2


                                STANDBY AGREEMENT

     THIS STANDBY AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of July 21, 1994 by and between GRUBB & ELLIS COMPANY, a Delaware corporation (the "Company") and WARBURG, PINCUS INVESTORS, L.P., a Delaware limited partnership ("Warburg").

                                     RECITAL

          A. On March 28, 1994, the Company, Warburg and The Prudential Insurance Company of America ("Prudential") entered into a Term Sheet (the "Term Sheet") pursuant to which, among other things, the Company, subject to certain conditions, has agreed to undertake a rights offering (the "Rights Offering") in which the Company would issue to each holder of common stock (the "Common Stockholders") one nontransferable right (a "Right") for each share of Common Stock. Each Right would entitle the holder to purchase prior to the expiration date of such Right one share of Common Stock at a subscription price equal to $2.375 per share (the "Subscription Price"). Each Common Stockholder who validly exercises all of his or her Rights would have the right to oversubscribe at the Subscription Price for any additional shares of Common Stock to the extent that unsubscribed shares are available, up to a maximum number equal to the number of shares of Common Stock held by such holder as of the record date and subject to proration.

          B. Warburg and the Company have entered into a Loan and Security Agreement dated as of March 29, 1994 (the "Loan Agreement") pursuant to which Warburg agreed to make advances to the Company from time to time in an aggregate principal amount for all such advances outstanding not to exceed $10 million at any time (the "Bridge Loan").

          C. Warburg and the Company deem it desirable for Warburg to purchase shares of Common Stock not purchased by Common Stockholders in the Rights Offering, subject to a maximum obligation, as described herein.

          D. Warburg and the Company have agreed that concurrently with the purchase of Common Stock by Warburg, certain existing warrants and preferred stock of the Company held by Warburg would be amended. The number of shares issuable upon the exercise of such warrants and upon the conversion of such preferred stock will not be finally determined until the expiration of the rights offering.

          E. As consideration for agreeing to acquire unsubscribed shares of Common Stock in connection with the Rights Offering, the Company has agreed to issue to Warburg a warrant to purchase up to 325,000 shares of Common Stock; provided that the issuance of such warrant will be conditioned upon Warburg acquiring at least 500,000 shares of Common Stock pursuant to the stand-by commitment described in Section 2 below.

                                    AGREEMENT

          NOW, THEREFORE, the Company and Warburg hereby agree as follows:

          1. DEFINITIONS. The following terms used herein shall have the meanings set forth below:

          "CHARTER AMENDMENT" shall have the meaning set forth in Section 6.

          "CLOSING" shall mean the Closing of the transactions described in this Agreement, which shall be held at 9:00 a.m. on the Closing Date at the offices of Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California, or such other time as may be agreed to by the parties hereto.

          "CLOSING DATE" shall mean the date that is one business day after the Rights Offering Termination Date, or such other date as may be agreed to by the parties hereto.

          "CONTINGENT WARRANTS" shall mean Contingent Stock Subscription Warrants Nos. ___ and ___ issued by the Company to Warburg that provide for the purchase of an aggregate of 373,818 shares of Common Stock at an exercise price of $5.00 per share.

          "FINANCING TRANSACTIONS" shall mean the transactions contemplated by the Term Sheet, including the Rights Offering, the amendments to the Preferred Stock, the amendments to the Warburg 1993 Warrants and the issuance of the New Warrants.

          "$5.00 WARRANTS" shall mean Stock Subscription Warrants Nos. 6 and 14 issued by the Company to Warburg that provide for the purchase of an aggregate of 340,000 shares of Common Stock at an exercise price of $5.00 per share.

          "$5.50 WARRANTS" shall mean Stock Subscription Warrants Nos. 7 and 12 issued by the Company to Warburg that provide for the purchase of an aggregate of 142,000 shares of Common Stock at an exercise price of $5.50 per share.

          "PREFERRED STOCK" shall mean the Senior Preferred Stock and the 5% Junior Convertible Preferred Stock

          "PROSPECTUS" shall mean the final prospectus included in the Registration Statement for use in connection with the issuance of the Rights.

          "REGISTRATION STATEMENT" shall mean the Company's Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "1933 Act Regulations"), or such other appropriate Form under the 1933 Act and the 1933 Act Regulations, pursuant to which the Rights and underlying shares of Common Stock will be registered pursuant to the 1933 Act.

          "RIGHTS OFFERING TERMINATION DATE" shall mean the date on which the subscription period (as the same may be extended by the Company) under the Rights Offering expires.


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

          "SECURITIES" shall mean the shares of Common Stock acquired by Warburg pursuant to the standby commitment, the Series B Senior Preferred Stock, the Warburg Amended Warrant and the Warburg New Warrant.

          "SENIOR PREFERRED STOCK" shall mean the Company's 12% Senior Convertible Preferred Stock.

          "SERIES B SENIOR PREFERRED STOCK" shall mean the Company's Series B Senior Preferred Stock to be issued to Warburg in exchange for the Senior Preferred Stock as contemplated herein and in the Charter Amendment.

          "SUBSCRIPTION SHARES" shall mean the shares of Common Stock registered pursuant to the Registration Statement and issuable upon exercise of Rights.

          "WARBURG AMENDED WARRANT" shall have the meaning set forth in
     Section 4.

          "WARBURG NEW WARRANT" shall have the meaning set forth in Section 5.

          "WARBURG 1993 WARRANTS" shall mean the $5.00 Warrants and the $5.50 Warrants.

          2. STANDBY COMMITMENT. Subject to the terms and conditions of this Agreement, on the Closing Date, Warburg shall purchase at $2.375 per share all shares of Common Stock reserved for issuance pursuant to the exercise of the Rights and not validly purchased by Common Stockholders in the Rights Offering, subject to a maximum number of shares that will result in an aggregate purchase price paid by Warburg being equal to $10 million plus accrued interest on the Bridge Loan as of the Closing Date. The purchase price for such shares of Common Stock shall be paid by Warburg (i) first, through cancellation of the outstanding principal of and accrued interest on the Bridge Loan and (ii) thereafter through payment of funds directly to the Company (the "Additional Funds"). On the Rights Offering Termination Date, the Company shall notify Warburg of the number of shares of Common Stock validly purchased by Common Stockholders in the Rights Offering together with the number of shares of Common Stock that Warburg will be obligated to purchase pursuant to this Section 2, including a calculation of accrued interest on the Bridge Loan. The determination of the number of shares shall be made based upon the assumption that all Rights subject to guaranteed delivery (including payment of the exercise price related thereto) will be duly and validly exercised. On the Rights Offering Termination Date, the Company shall notify Warburg of the amount of Additional Funds, if any, that are required pursuant to clause (ii) above.

          3. REPAYMENT OF BRIDGE LOAN. Subject to the terms and conditions of this Agreement, on the Closing Date the Company shall repay any indebtedness outstanding under the Bridge Loan after giving effect to the transactions set forth in Section 2 above, and, upon such payment, any and all indebtedness outstanding under the Bridge Loan shall be deemed repaid and cancelled. Warburg shall deliver to the Company the Promissory Notes evidencing indebtedness under the Bridge Loan, marked "paid in full."

          4. EXCHANGE OF 1993 WARRANTS. Subject to the terms and conditions of this Agreement, on the Closing Date, Warburg shall surrender the Warburg 1993 Warrants to the Company in exchange for a new warrant (the "Warburg Amended Warrant"), which shall be in the form of Exhibit 4.1 hereto and shall provide for an exercise price of $3.50 per share. On the Rights Offering Termination Date, the Company shall notify Warburg of the number of shares of Common

Stock which will be issuable upon exercise of the Warburg Amended Warrant, which will be calculated to be that number of shares that the $5.00 Warrant would have represented the right to purchase plus the number of shares that the $5.50 Warrant would have represented the right to purchase, in both cases if the anti-dilution provisions of such Warburg 1993 Warrants had been applied through the Rights Offering Termination Date, including the issuances of securities contemplated by the Financing Transactions but excluding issuances of securities waived in the Letter Agreement Regarding Waiver of Certain Anti-Dilution Provisions among the Company, Warburg, Prudential and Joe F. Hanauer.

          5. ISSUANCE OF WARBURG NEW WARRANTS. Subject to the terms and conditions of this Agreement, in the event that the number of shares Warburg purchases pursuant to Section 2 equals or exceeds 500,000 shares, on the Closing Date, the Company shall issue to Warburg a warrant in the form of Exhibit 5.1 to purchase 325,000 shares of Common Stock for an exercise price of $2.375 per share (the "Warburg New Warrant").

          6. AMENDMENTS TO PREFERRED STOCK. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall file with the Secretary of State of the State of Delaware an Amendment to the Company's Restated Certificate of Incorporation in the form of Exhibit 6.1 (the "Charter Amendment"), providing for certain amendments to the terms of the Preferred Stock. Upon the filing of the Charter Amendment, Warburg shall exchange certificates representing all of its shares of Senior Preferred Stock for an equal number of shares of Series B Senior Preferred Stock. On the Rights Offering Termination Date, the Company shall notify Warburg of the Series B Senior Preferred Stock Conversion Price (as defined in the Charter Amendment), which will be calculated based on the application through the Closing Date of the anti-dilution provisions of the Senior Preferred Stock, including after giving effect to the issuances of securities contemplated by the Financing Transactions but excluding issuances of securities waived in the Letter Agreement Regarding Waiver of Certain Anti-Dilution Provisions among the Company, Warburg, Prudential and Joe F. Hanauer.

          7. CANCELLATION OF CONTINGENT WARRANT. On the Closing Date, in the event that the Company is obligated to issue the Warburg New Warrant pursuant to
Section 5, Warburg shall surrender to the Company for cancellation the Contingent Warrants and the Company shall cancel such Contingent Warrants. The determination as to whether Warburg shall be obligated to surrender the Contingent Warrants shall be made on the Closing Date concurrently with the determination as to whether the condition set forth in Section 5 has been satisfied.

          8. REPRESENTATIONS AND WARRANTIES. (a) The Company hereby represents and warrants to Warburg as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

               (1) At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement becomes effective and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by Warburg expressly for use in the Registration Statement or in the Prospectus.

               (2) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents hereafter filed deemed to be incorporated by reference into the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (3) The consolidated financial statements (which term, as used herein, includes all related notes) included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

               (4) This Agreement has been duly authorized, executed and delivered by the Company.

               (b) Warburg hereby represents and warrants to the Company, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, that this Agreement has been duly authorized, executed and delivered by Warburg.

          9. ACTIONS ON OR PRIOR TO CLOSING. Each of Warburg and the Company covenant to take the following actions prior to Closing:

               (a) CONSENTS AND REASONABLE EFFORTS. Each of the Company and Warburg shall use its best efforts to obtain all consents, approvals, authorizations or waivers of any public, governmental or regulatory body or authority, including, without limitation, the filing, if required, of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and any and all consents, approvals or waivers from parties to contracts as may be necessary for the consummation of the transactions contemplated by this Agreement (the "Consents").

               (b) STOCKHOLDER APPROVAL. The Company shall use its best efforts to obtain approval of the transactions contemplated by this Agreement of holders of a majority of the Common Stock present in person or by proxy at the Company's Annual Meeting of Stockholders and entitled to vote on the Financing Transactions, other than Warburg and Prudential.

               (c) RIGHTS OFFERING. The Company shall take all steps reasonably required to complete the Rights Offering as contemplated by the Term Sheet. The commencement of the mailing of the Rights Certificates (as defined in the Prospectus) to the holders of record of the Common Stock shall take place as promptly as practicable after the day on which the Registration Statement becomes effective. The subscription period under the Rights Offering shall be at least 16 days.

          10. DELIVERIES AT CLOSING. (a) At the Closing, the Company shall deliver to Warburg the following:

               (1)  The duly executed Warburg Amended Warrant;

               (2)  Subject to satisfaction of the conditions set forth in
Section 5, the duly executed Warburg New Warrant;

               (3) A certificate representing the number of shares of Common Stock issued to Warburg pursuant to Section 2;

               (4) Payment of any amounts outstanding under the Bridge Loan after giving effect to the transactions described in Section 2;

               (5) A certificate representing 128,266 shares of Series B Senior Preferred Stock as contemplated by the Charter Amendment.

               (6) A certificate setting forth calculations of the number of shares and accrued interest as contemplated by Sections 2, 4 and 6;

               (7) Copies of the Restated Certificate of Incorporation, including all amendments thereto, of the Company certified by the Secretary of State of the State of Delaware as being in full force and effect on a recent date prior to the Closing Date, together with the by-laws of the Company, including all amendments thereto, certified by the Secretary or Assistant Secretary of the Company;

               (8) A copy of the Charter Amendment in the form filed with the Secretary of State of the State of Delaware.

               (9) Certificates of incumbency and corporate resolutions authorizing the execution, delivery and performance of this Agreement, the Warburg Amended Warrant and the Warburg New Warrant, and all other documents contemplated hereby and thereby, all in form and substance satisfactory to Warburg and its counsel.

               (10) A certificate of an officer of the Company certifying
(a) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (b) that the subscription period under the Rights Offering has expired.

          (b) At the Closing, Warburg shall deliver to the Company the following:

               (1)  Any Additional Funds required to be paid pursuant to clause
(ii) of Section 2 above.

               (2) All Promissory Notes delivered pursuant to the Loan Agreement, which Notes shall be irrevocably cancelled;

               (3)  The Contingent Warrant, to be cancelled;

               (4)  The Warburg 1993 Warrants, to be cancelled; and

               (5) Certificates No. 3 and No. 6 representing 128,266 shares of Senior Preferred Stock, to be cancelled.

               (6) A certificate of a duly authorized representative of Warburg certifying that Warburg has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

          11. CONDITIONS TO OBLIGATIONS OF WARBURG AND THE COMPANY. The obligations of the Company and Warburg to effect the transactions described in this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by both Warburg and the Company:

               (a) The Registration Statement shall have become effective not later than the date it is mailed to the Common Stockholders; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (b) Holders of shares of Common Stock representing a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the Financing Transactions, other than Warburg and Prudential, shall have voted to approve the transactions set forth in this Agreement.

               (c)  The Rights Offering Termination Date shall have occurred.

               (d) All necessary Consents shall have been obtained and the applicable notification period under the HSR Act shall have terminated.

               (e) The Company and Prudential shall have entered into the Amendment to the Prudential Debt Agreement in the form attached hereto as
Exhibit 11.1 and shall have consummated the transactions contemplated thereby.

          12. CONDITIONS TO OBLIGATIONS OF WARBURG. The obligations of Warburg to effect the transactions described in this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by Warburg:


               (a) The Company shall have duly delivered to Warburg the funds and the documents set forth in Section 10(a).

               (b) The Company shall have filed with the Secretary of State of the State of Delaware the Charter Amendment.

               (c) The Stockholders' Agreement among the Company, Warburg, Prudential and Joe F. Hanauer shall have been amended as described in the Company's Proxy Statement with respect to the 1994 Annual Meeting of Stockholders.

          13. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the transactions described in this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by the
Company:

               (a) Warburg shall have duly delivered to the Company the funds and the documents set forth in Section 10(b).

          14.  ACTIONS AFTER CLOSING.

               (a) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) for the twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

               (b) The Company will use the net proceeds received by it from the sale of the Subscription Shares in the manner specified in the Prospectus under "Use of Proceeds."

               (c) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, Warburg and each person, if any, who controls Warburg within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever (which fees and expenses shall be reimbursed to Warburg on a current basis within 30 days of invoice therefor), and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by Warburg expressly for use therein.

               (d) Warburg agrees to indemnify and hold harmless, to the full extent permitted by law, the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever (which fees and expenses shall be reimbursed to the Company on a current basis within 30 days of invoice therefor), and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by Warburg to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the effective date of the Registration Statement.

               (e) Promptly after receipt by an indemnified party under subsection (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) in the reasonable judgment of the indemnified party, based upon advice of its counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided that, with respect to clause (iii), the indemnifying party has consented in writing to the indemnified party's choice of counsel, which consent shall not be unreasonably withheld. In the event one or more law firms has represented both the indemnifying party and the indemnified party (the "Joint Counsel"), and the indemnified party retains separate counsel, the indemnified party agrees that it shall not object to the continued use of the Joint Counsel by the indemnifying party and further agrees to waive any conflicts of interest. Under no circumstances shall any indemnified party take a position or make an argument in any proceeding in which such party is being indemnified that is inconsistent with or prejudicial to any position or argument advanced by the indemnifying party. If so requested by the indemnifying party, the indemnified party shall appeal a judgment rendered against such indemnified party; provided that the cost of such appeal shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section to the contrary notwithstanding, an indemnifying party (A) shall not be liable for any settlement of any claim or action effected without its written consent;

provided, however, that such consent was not unreasonably withheld; (B) shall be liable for the cost of appealing any judgment rendered against an indemnified party, or for any increase in the amount of a judgment resulting from such appeal, only if the indemnifying party has consented in writing to such appeal, which consent may be withheld in the indemnifying parties's sole discretion; and
(C) shall be liable for a judgment rendered against an indemnified party only if such judgment is final and nonappealable.

          15.  TRANSFER OF SECURITIES.

               (a) REPRESENTATION OF WARBURG. Warburg represents that it is an "Accredited Investor" as defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933.

               (b) INVESTMENT PURPOSE. Warburg is acquiring the Securities for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended.

               (c) TRANSFER OF SECURITIES. The Securities shall not be transferable except upon the conditions specified in this Section 15, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such Securities.

               (d) RESTRICTIVE LEGENDS. (i) Unless and until otherwise permitted by this Section 15, each certificate for Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS [SHARE OF PREFERRED/COMMON STOCK] [STOCK SUBSCRIPTION WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS STOCK SUBSCRIPTION WARRANT] AND [ANY SHARES ISSUABLE UPON CONVERSION OF SUCH SHARES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS [SHARE OF PREFERRED/COMMON STOCK] [STOCK SUBSCRIPTION WARRANT] NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

          (ii) Each certificate for Series B Senior Preferred Stock shall also be stamped or otherwise imprinted with a legend satisfying the requirements of Section 151(f) of the General Corporation Law of the State of Delaware.

          (iii) The Company may order its transfer agents for the Securities to stop the transfer of any Securities bearing the legend set forth in
     Section 15(d)(i) until the conditions of this Section 15 with respect to the transfer of such Securities have been satisfied.

               (e) NOTICE OF PROPOSED TRANSFER. At the time of any transfer or sale or proposed transfer or sale of any Securities, the Company may require written notice describing briefly the manner of such transfer or sale and a written opinion of counsel for the holder thereof (who may be inside counsel) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act and will be made in compliance with applicable state securities and blue sky laws. The Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected unless the Company, within five days after receipt of such notice and opinion, shall furnish to such holder and such holder's counsel (if any) an opinion of the Company's outside counsel which (i) states that such sale or transfer may not be effected without the registration of such Securities under the Securities Act (or will not be made in compliance with applicable securities and blue sky laws) and (ii) specifies the reasons, factual, legal or both, why such counsel's opinion differs from that of holder's counsel. However, if in such written notice to the Company the transferring holder informs the Company that the transfer or sale is to a purchaser or transferee whom the transferring holder knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A promulgated under the Securities Act, no opinion of counsel shall be required.

               (f) TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of this Section 15, the restrictions imposed by this Section 15 upon the transferability of the Securities shall terminate as to any particular Securities when (i) such Securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (ii) such Securities have been sold in accordance with Rule 144 or Rule 144A promulgated under the Securities Act, or (iii) written opinions to the effect that such restrictions are no longer required or necessary under any federal or state law or regulation have been received from counsel for the holder thereof (who may be inside counsel) and, if the Company shall so require, from counsel for the Company.

               (g) EXCHANGE, TRANSFER AND REPLACEMENT OF CERTIFICATES. Subject to this Section 15, upon surrender of any certificate representing Securities duly endorsed for exchange or transfer, the Company will, at its expense, or will cause its transfer agent, at the Company's expense, to issue in exchange therefor new certificates in such denominations as may be requested representing in the aggregate the same number of Securities represented by the certificate so surrendered and registered as such Stockholder may request. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities and, in the case of any such loss, theft or destruction, upon delivery of an agreement of indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such certificate, the Company will issue, at its expense, or will cause its transfer agent, at the Company's expense, to issue a new certificate representing the same aggregate number of Securities represented by such lost, stolen, destroyed or mutilated certificate; PROVIDED, HOWEVER, that in the event of any loss, theft or destruction of any certificate representing Securities registered in the name of Warburg or any of its affiliates, or in the name of any other holder which is an institutional investor or its nominee, the Company shall not require such person or Affiliate or any other holder which is an institutional investor or its nominee to furnish any indemnity or surety bond in connection with the issuance of a new certificate therefor if the Company is furnished with an affidavit of the holder (if the holder is an individual) or, otherwise, the Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the holder (or, in the case of a nominee, the beneficial owner for which such holder is serving as nominee) setting forth the fact of such loss, theft or destruction and, together with such affidavit, such holder furnishes (or, in the case of a nominee, the beneficial owner for which such holder is serving as nominee furnishes) to the Company its written agreement to indemnify the Company with respect to such loss, theft or destruction; the Company shall, however, have the right to require any holder of Securities other than Warburg or any of its affiliates or any other holder which is an institutional investor or its nominee to furnish such an indemnity or surety bond. The party delivering any certificate representing Securities pursuant to this Section 15 will pay the cost of such delivery (including the cost of insurance against loss or theft in an amount satisfactory to the sender).

          16.  MISCELLANEOUS.

               (a) NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following addresses:

          The Company:   Grubb & Ellis Company
                         One Montgomery Street
                         Telesis Tower
                         San Francisco, California 94104
                         Telephone Number:  (415) 956-4699
                         Telecopier Number:  (415) 274-9700
                         Attn:  General Counsel

          Warburg:       Warburg, Pincus Investors, L.P.
                         c/o E.M. Warburg, Pincus & Co., Inc.
                         466 Lexington Avenue
                         10th Floor
                         New York, NY  10017
                         Telephone Number:  (212) 878-0653
                         Telecopier Number:  (212) 878-9200
                         Attn:  Reuben S. Leibowitz

or to such other address as any party may designate by written notice to each other party. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery or courier service, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; or (c) if sent by telecopy, upon receipt.

               (b) SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that the Company may not assign or transfer its interest or obligations hereunder without the prior written consent of Warburg.

               (c) ENTIRE AGREEMENT; COUNTERPARTS; AMENDMENT. This Agreement, the Loan Agreement, and each of the other Loan Documents (as defined in the Loan Agreement) constitute the entire agreement between the Company and Warburg with respect to the subject matter hereof and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be executed in any number of counterparts and may be amended or modified only by a written instrument executed by each party hereto.

               (d) NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

               (e) TIME IS OF THE ESSENCE. Time is of the essence of each and every provision of this Agreement.

               (f) SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

               (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Standby Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                              WARBURG, PINCUS INVESTORS, L.P.

                              By:  Warburg, Pincus & Co., General Partner



                              By:__________________________________________
                                   Name:
                                   Title:


                              GRUBB & ELLIS COMPANY



                              By:__________________________________________
                                   Name:
                                   Title:

EXHIBITS

     EXHIBIT 4.1 - FORM OF WARBURG AMENDED WARRANTS
     EXHIBIT 5.1 - FORM OF WARBURG NEW WARRANT
     EXHIBIT 6.1 - FORM OF CHARTER AMENDMENT
     EXHIBIT 11.1 - AMENDMENT TO PRUDENTIAL DEBT AGREEMENT

                    Exhibit 4.1 and 5.1 to Standby Agreement

                                     Stock Subscription Warrant to Subscribe for
                                                 ________ Shares of Common Stock


                   FORM OF RESTATED STOCK SUBSCRIPTION WARRANT

               THIS STOCK SUBSCRIPTION WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS STOCK SUBSCRIPTION WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS STOCK SUBSCRIPTION WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                           STOCK SUBSCRIPTION WARRANT

                      To Subscribe for and Purchase Shares
                               of Common Stock of

                              GRUBB & ELLIS COMPANY

                    THIS CERTIFIES THAT, for value received,

               [WARBURG, PINCUS INVESTORS, L.P. ("WARBURG")/THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("PRUDENTIAL")] or registered assigns, is entitled to subscribe for and purchase from GRUBB & ELLIS COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, at any time or from time to time during the period specified in paragraph 2 hereof, up to

                            _______________ THOUSAND

fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock") at an exercise price per share of $3.50 (the "Exercise Price"). The number of shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in paragraph 4 hereof. These Stock Subscription Warrants were originally issued pursuant to the Agreement. The term "Warrants", as used herein, shall mean this Stock Subscription Warrant, including all amendments hereto. The term "Warrant Shares", as used herein, refers to the shares purchasable upon the exercise of the Warrants.

               Certain terms used herein and not elsewhere defined are defined in paragraph 15 hereof.

               This Warrant is subject to the following provisions, terms and conditions:

               1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. The rights represented by this Warrant may be exercised by the holder hereof in whole or in part (but not as to a fractional Warrant Share), by the surrender of this Warrant, together with a completed Exercise

Agreement in the form attached hereto, during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company in New York, New York or San Francisco, California as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) at any time during the period set forth in paragraph 2 hereof and upon payment to the Company by certified check or bank draft of the Exercise Price for such shares, or, at the election of the holder hereof, by delivery of other Warrants equal in value to the aggregate Exercise Price with respect to such Warrants being exercised, the value of which other Warrants shall be deemed to equal the difference between the Market Price of a share of Common Stock on the date immediately preceding the date of exercise and the then current Exercise Price. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and any new Warrants) pursuant to this paragraph except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

               2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time prior to January 29, 1998.

               3. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares will, upon issuance, be fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per Warrant Share is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation and will be approved for listing on any domestic securities exchange upon which the Common Stock may be listed. The Company further covenants and agrees that it will, at any time, at its expense, promptly list on each national securities exchange on which any Capital Stock is at the time listed, upon official notice of issuance, Common Stock issuable upon the exercise of any Warrant as provided in paragraph 1 hereof, and maintain such listing of all shares of Common Stock from time to time issuable upon such exercise, and will, at any time, register under the Securities Exchange Act of 1934, as amended, all shares of Common Stock from time to time issuable upon such exercise if and at the time that any existing shares of Capital Stock are so registered.

               4. ANTI-DILUTION PROVISIONS. The Exercise Price set forth above shall be subject to adjustment from time to time as hereinafter provided. For purposes of this paragraph 4, the term "Capital Stock" as used herein includes the Company's Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include only Common Stock. Upon each adjustment of the Exercise Price, this Warrant shall thereafter represent the right to purchase, at the Exercise Price resulting from such adjustment, the largest number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable thereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               In case the Company, at any time, shall be a party to any Transaction, each holder hereof, upon the exercise hereof at any time on or after the Consummation Date shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon exercise prior to the Consummation Date, the kind and amount of securities or property (including cash) which it would have owned or have been entitled to receive after the happening of such Transaction had this Warrant been exercised immediately prior to such Transaction.

               Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of Warrants, the surrender of Warrants or the satisfaction of exercise rights as provided herein, shall assume, by written instrument delivered to each holder of Warrants, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Warrants an opinion of counsel for such corporation or entity, satisfactory to each holder of Warrants, which opinion shall state that all the outstanding Warrants, including, without limitation, the exercise provisions applicable thereto, if any, shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof and, together with such other matters as such holders may reasonably request.

               In case the Company shall (i) pay a dividend in shares of Capital Stock or securities convertible into Capital Stock or make a distribution to all holders of shares of Capital Stock in shares of Capital Stock or securities convertible into Capital Stock, (ii) subdivide its outstanding shares of Capital Stock, (iii) combine its outstanding shares of Capital Stock into a smaller number of shares of Capital Stock or (iv) issue by reclassification of its shares of Capital Stock other securities of the Corporation, the Exercise Price shall be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurrence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter. An adjustment made pursuant to the foregoing sentence shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (d) NOTICE OF ADJUSTMENT. Upon the occurrence of any event requiring an adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver to each holder of Warrants a certificate signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company (an "Officers' Certificate") stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by any holder of Warrants stating that such holder contemplates exercise of such Warrants, the Company will obtain and deliver to each holder of Warrants the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Company's Board of Directors who are satisfactory to the registered holder of this Warrant, which opinion shall confirm the statements in the most recent Officers' Certificate delivered under this paragraph 4(d).

               (e)  OTHER NOTICES.  In case at any time:

               (i) the Company shall declare or pay to the holders of Capital Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of 115% of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

               (ii) the Company shall declare or pay any dividend upon Capital Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Capital Stock;

               (iii) the Company shall offer for subscription pro rata to the holders of Capital Stock any additional shares of stock of any class or other rights;

               (iv) there shall be any capital reorganization, or reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity;

               (v) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (vi)  there shall be any other Transaction;

then, in any one or more of such cases, the Company shall give to the holder of each Warrant (a) at least 15 days prior to any event referred to in clause (i) or (ii) above, at least 30 days prior to any event referred to in clause (iii),
(iv) or (v) above, and within five business days after it has knowledge of any pending Transaction, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of security holders, if either is required.

               5. CERTAIN AGREEMENTS OF THE COMPANY. The Company covenants and agrees that:

               (a) CERTAIN ACTIONS PROHIBITED. The Company will not by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of any Warrant in order to protect the exercise rights of the holders of the Warrants. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all Warrants from time to time outstanding, (iii) will not take any action which results in any adjustment of the number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (iv) will not issue any capital stock of any class which has the right to more than one vote per share or any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in aspect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets.

               (b) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

               (c) ISSUANCE OF WARRANT SECURITIES. If the issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant or for the conversion of such Warrant Shares requires registration with or approval of any Federal governmental authority under any Federal or state law (other than any registration under the Securities Act) or listing on any national securities exchange, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, use its best efforts to cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof and so converted.

               6. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of Warrants shall be made without charge to the holders of such Warrants or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the Warrant exercised.

               7. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant, of any Warrant Shares issued or issuable upon the exercise of any Warrant or in any manner which interferes with the timely exercise of this Warrant.

               8. AMENDMENTS TO TERMS OF WARRANT SHARES. The Company will not amend the terms of the Warrant Shares.

               9. AVAILABILITY OF INFORMATION. The Company will cooperate with each holder of any Warrants or Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The Company will deliver to any person at the time holding any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission.

               10. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               11.  TRANSFER AND EXCHANGE.

               (a) (1) The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

               (2) The holder of this Warrant, by acceptance hereof, understands that the Warrant Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrant Securities may be resold without registration under the Securities Act only in certain limited circumstances. The holder of this Warrant, by acceptance hereof, agrees to comply with all applicable laws (including, without limitation, any filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976) upon exercise hereof.

               The holder of this Warrant, by acceptance hereof, represents that such holder is acquiring this Warrant and any Warrant Shares to be issued upon exercise hereof for its own account (including any separate account) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The holder hereof further represents that such holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant Securities as required by Section (b)(2)(ii)(v) of Rule 502 of Regulation D under the Securities Act.

               Without in any way limiting the foregoing, the holder hereof further agrees not to make any disposition of all or any portion of the Warrant Securities unless and until:

               (x) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (y) (i) The holder hereof shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that if the holder of this Warrant is a party to the Agreement, counsel who is such party's employee shall be deemed reasonably satisfactory to the Company), that such disposition will not require registration of such Warrant Securities under the Securities Act.

               (b) REGISTER. The Company shall maintain, at the principal office of the Company (or such other office or agency of the Company in New York, New York or San Francisco, California as it may designate by notice to the holder hereof), a register for the Warrants, in which the Company shall record the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after any holder of Warrants shall by notice request the same, the Company will deliver to such holder a certificate, signed by one of its officers, listing the name and address of every other holder of Warrants and/or Warrant Shares, as such information appears in said register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

               (c) WARRANTS EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in paragraph 11(b), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder of Common Stock, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

               (d) REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond (or, in the case of any institutional holder, an indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               (e) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement as provided in this paragraph 11, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 11.

               12. NOTICES. All notices, requests and other communications required or permitted to be given or delivered to the holders of Warrants shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each holder at the address shown on the register for the Warrants, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company, at One Montgomery Street, San Francisco, California 94104,
Attention: Chief Financial Officer, with a copy to General Counsel, or at such other address as shall have been furnished to the holders of Warrants by notice from the Company. Any such notice, request or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing delivered or sent by certified or registered mail as provided above.
All notices shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) any officer or employee of the person entitled to receive such notice at the address of such person for purposes of this paragraph 12, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

               13. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of laws.

               14. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

               15. DEFINITIONS. For the purpose of this Warrant, the following terms shall have the following meanings:

               "ADDITIONAL SHARES OF CAPITAL STOCK" shall mean all shares (including treasury shares) of Capital Stock issued or sold (or, pursuant to paragraph 4(a) deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Warrants.

               "CAPITAL STOCK" shall have the meaning assigned to such term in paragraph 4.

               "CONSUMMATION DATE" shall mean the date of the consummation of a Transaction.

               "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or securities directly or indirectly convertible into or exchangeable for Additional Shares of Capital Stock.

               "MARKET PRICE" shall mean, on any date specified herein, (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of twenty consecutive Trading Days ending the second Trading Day prior to such date of the average, on each such Trading Day, of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by NASDAQ or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Company), as of a date which is 15 days preceding the date as of which the determination is to be made.

               "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Capital Stock or Convertible Securities.

               "OTHER SECURITIES" shall mean any stock (other than Capital Stock) and any other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrants, in lieu of or in addition to Common Stock.

               ["PRUDENTIAL WARRANTS" SHALL MEAN ALL WARRANTS, INCLUDING ANY AMENDMENTS THERETO, ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED NOVEMBER 2, 1992 BETWEEN THE COMPANY AND PRUDENTIAL.]

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "TRADING DAY" shall mean any day on which the New York Stock Exchange is open for trading on a regular basis.

               "TRANSACTION" shall mean any transaction to which the Company is a party at any time (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Capital Stock) in which the previously outstanding Capital Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing or in which the Capital Stock ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system.

               ["WARBURG WARRANTS" SHALL MEAN ALL WARRANTS, INCLUDING ANY AMENDMENTS THERETO, ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED NOVEMBER 2, 1992 BY AND AMONG THE COMPANY, WARBURG AND JOE F. HANAUER.]

               "WARRANT SECURITIES" shall mean the Warrants and the Warrant Shares.

               16.  MISCELLANEOUS.

               (a) AMENDMENTS. This Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by the holders of then outstanding [PRUDENTIAL] [WARBURG] Warrants representing the right to purchase not less than a majority of the total number of shares of Common Stock issuable upon exercise of all then outstanding [PRUDENTIAL] [WARBURG] Warrants then not transferable without registration under the Securities Act and, if it is to be bound thereby, by the Company.

               (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.


               IN WITNESS WHEREOF, GRUBB & ELLIS COMPANY has caused this Stock Subscription Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and the Warrant to be dated as of _____________, 1994.

                                        GRUBB & ELLIS COMPANY


                                        By  ____________________________
                                        Title:



Attest:


By  ____________________________
Title:

                           FORM OF EXERCISE AGREEMENT


                                                                            Date


To:


               The undersigned, pursuant to the provisions set forth in the within Stock Subscription Warrant, hereby agrees to subscribe for and purchase ________ shares of Common Stock covered by such Stock Subscription Warrant, and makes payment herewith in full therefor at the price per share provided by such Stock Subscription Warrant [in cash] [by delivery of $_____ principal amount of ______ Notes] [by cancellation of $______ of accrued and unpaid interest on ______ Notes].


                                        Name__________________________

                                        Title_________________________

                                        Company_______________________

                                        Signature_____________________

                                        Address_______________________

                                        ______________________________

                                   ASSIGNMENT



FOR VALUE RECEIVED

hereby sells, assigns and transfers all of the rights of the undersigned under the within Stock Subscription Warrant, with respect to the number of Warrant Shares covered thereby set forth hereinbelow to:

Name of Assignee         Address                  No. of Shares
- ----------------         -------                  -------------







Dated:  ___________, 19__.


                                        Name__________________________

                                        Title_________________________

                                        Company_______________________

                                        Signature_____________________

                                        Witness_______________________

                                               Exhibit 6.1 to Standby Agreement


                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION


          GRUBB & ELLIS COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          FIRST: That on June 1, 1994, the Board of Directors of said Corporation duly adopted the following resolution setting forth proposed amendments to the Restated Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

          RESOLVED, that Article IV of the Certificate of Incorporation of this Corporation is hereby amended to read in its entirety as follows:

          "The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, of which twenty-five million (25,000,000) shares with a par value of $.01 each shall be designated Common Stock, and of which one million (1,000,000) shares with a par value of $.01 each shall be designated Preferred Stock, of which Preferred Stock fifty thousand (50,000) shares with a par value of $.01 each shall be designated Series A Senior Convertible Preferred Stock ("Series A Senior Preferred Stock"), two hundred thousand (200,000) shares with a par value of $.01 each shall be designated Series B Senior Convertible Preferred Stock ("Series B Senior Preferred Stock") and two hundred thousand (200,000) shares with a par value of $.01 each shall be designated Junior Convertible Preferred Stock. Except as noted in the second following paragraph, as used herein, "Senior Convertible Preferred Stock," shall mean collectively, the Series A Senior Preferred Stock and the Series B Senior Preferred Stock, or either of them. As used herein, "Convertible Preferred Stock" shall mean collectively, the Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock, or either of them.

          Upon the filing on January 29, 1993 of the Certificate of Amendment of Certificate of Incorporation (the "Amendment"), every five shares of outstanding Common Stock were automatically reclassified, changed and converted into one share of Common Stock. No fractional shares of Common Stock were issued upon such conversion, but in lieu thereof, the Corporation paid a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the date on which the Amendment was filed. Unless otherwise requested by the holders thereof, the share certificates representing the shares of Common Stock outstanding prior to the filing of the Amendment represent such shares as reclassified, changed and converted following the filing of the Amendment. In addition, on December 8, 1993, the Company filed a Restated Certificate of Incorporation restating, integrating, and not further amending the provisions of the Company's certificate of incorporation as amended and supplemented before that date.

          Upon the filing of this Certificate of Amendment of Restated Certificate of Incorporation (the "Certificate of Amendment"), Warburg, Pincus Investors, L.P. ("Warburg") will exchange all of its shares of Senior Convertible Preferred Stock held prior to such filing ("Existing Senior Convertible Preferred Stock") for an equal number of shares of Series B Senior Preferred Stock. Effective immediately after the issuance of such shares of Series B Senior Preferred Stock, each remaining share of Existing Senior Convertible Preferred Stock shall be automatically reclassified, changed and converted into one share of Series A Senior Preferred Stock. Unless otherwise requested by the holders thereof, the share certificates representing the shares of Existing Senior Convertible Preferred Stock outstanding prior to the filing of the Certificate of Amendment which have not been exchanged for Series B Senior Convertible Stock shall represent shares of Series A Senior Convertible Preferred Stock as reclassified, changed and converted following the issuance of the Series B Senior Convertible Stock.

          The class of capital stock of the Corporation designated Common Stock shall have (i) subject to the proviso at the end of this sentence, full voting rights, with one vote represented by each share of stock; (ii) rights to payment of dividends without preference if, as, and when declared by the Board of Directors of the Corporation; and (iii) rights to liquidation distributions of the Corporations's assets without preference after payment of preferential liquidation distributions, if any, payable on any issued and outstanding series of Preferred Stock; provided, however, that, notwithstanding the provisions of clause (i) of this sentence, the holders of Common Stock shall not have the right to vote on any of the matters described in Section 4(b)(i) or 4(b)(ii) below in this Article IV except in clauses (A) and (D) thereof, except as otherwise required by the laws of the State of Delaware.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference), of any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

          A statement of the designations and the voting powers, preferences and relative, participating, optional and other special rights of the shares of the Senior Convertible Preferred Stock and the Junior Convertible Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

          1. RANK. The Senior Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to any other equity securities of the Corporation, including all classes of Common Stock and any other series of Preferred Stock of the Corporation, with the Series A Senior Preferred Stock and the Series B Senior Preferred Stock ranking on an equal priority in all such foregoing respects. The Junior Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to any other equity securities of the Corporation, including all classes of Common Stock and any other series of Preferred Stock of the Corporation other than the Senior Convertible Preferred Stock which shall rank prior to the Junior Convertible Preferred Stock (all of such equity securities of the

Corporation to which the Junior Convertible Preferred Stock ranks prior are collectively referred to herein as the "Junior Stock").

          2.   DIVIDENDS.

          (a) SENIOR CONVERTIBLE PREFERRED STOCK. The holders of Senior Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at a rate (the "Senior Dividend Rate") equal to the greater of 12% or the Junior Preferred Dividend Rate (as defined below). Such dividends shall be computed on the basis of the Series A Senior Preferred Stock Stated Value and the Series B Senior Preferred Stock Stated Value, respectively, and shall be payable annually on the first day of each October commencing on the first of such dates to occur after the Issue Date. Dividends shall accrue on each share of Senior Convertible Preferred Stock from the Issue Date and shall accrue from day to day, whether or not earned or declared. Accrued but unpaid dividends on the Senior Convertible Preferred Stock shall increase at a compounding rate equal to the Senior Dividend Rate compounded annually. Dividends paid on the shares of Senior Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of all, but not less than all shares of Senior Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof. During such time as any shares of the Senior Convertible Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Convertible Preferred Stock or Junior Stock, other than a redemption pursuant to Section 5(h), or make any payment on account of, or set apart money for a sinking or other similar fund or make any payment for, the purchase, redemption or other retirement of, any of the Junior Convertible Preferred Stock or Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Convertible Preferred Stock or Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Convertible Preferred Stock or Junior Stock to the holders of Junior Convertible Preferred Stock or Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Convertible Preferred Stock or Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Convertible Preferred Stock or Junior Stock, other than a redemption pursuant to Section 5(h), unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, the full cumulative dividends on all outstanding shares of Senior Convertible Preferred Stock shall have been paid in full or contemporaneously are declared and paid through the most recent dividend payment date. Notwithstanding the foregoing, a redemption pursuant to Section 5(h) may be effected prior to the payment in full of cumulative dividends on all outstanding shares of Senior Convertible Preferred Stock. The dividend rights of the Series A Senior Preferred Stock and Series B Senior Preferred Stock shall be on an equal priority.

          (b) JUNIOR CONVERTIBLE PREFERRED STOCK. The holders of Junior Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends payable in cash at a rate (the "Junior Preferred Dividend Rate") of 5% per annum through December 31, 2001, 10% per annum from January 1, 2002 through December 31, 2002, 11% per annum from January 1, 2003 through December 31, 2003, 12% per annum from January 1, 2004 through December 31, 2004, and commencing on

January 1, 1995 and on each January 1 thereafter, such rate shall increase by 2%. Such dividends shall be computed on the basis of the Junior Convertible Preferred Stock Stated Value and shall be payable annually on the first day of each October commencing on the first of such dates to occur after the shares of Junior Convertible Preferred Stock are initially issued. Dividends shall accrue on each share of Junior Convertible Preferred Stock from the date of issuance thereof and shall accrue from day to day, whether or not earned or declared. Accrued but unpaid dividends shall increase at a compounding rate equal to the Junior Preferred Dividend Rate compounded annually. Dividends paid on the shares of Junior Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.
During such time as any shares of the Junior Convertible Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart money for a sinking or other similar fund or make any payment for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Stock to the holders of Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, the full cumulative dividends on all outstanding shares of Junior Convertible Preferred Stock shall have been paid in full or contemporaneously are declared and paid through the most recent dividend payment date.

          3.   LIQUIDATION PREFERENCE.

          (a) SENIOR CONVERTIBLE PREFERRED STOCK. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock then outstanding shall be entitled to be first paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 per share of Series A Senior Preferred Stock (the "Series A Senior Preferred Stock Stated Value") and $100.00 per share of Series B Senior Preferred Stock (the "Series B Senior Preferred Stock Stated Value"), respectively, plus an amount equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution, before any payment shall be made or any assets distributed to the holders of the Junior Convertible Preferred Stock or Junior Stock. Except as provided in the preceding sentence, holders of the Senior Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Senior Convertible Preferred Stock the full amount to which they shall be entitled, the holders of any of the Senior Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The distribution rights of the Series A Senior Preferred Stock and Series B Senior Preferred Stock shall be on an equal priority.

          (b) JUNIOR CONVERTIBLE PREFERRED STOCK. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, if assets are remaining after the payment in full of the preferential amount of the Series A Senior Preferred Stock Stated Value and the Series B Senior Preferred Stock Stated Value set forth in Section 3(a) plus an amount equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon, the holders of the shares of Junior Convertible Preferred Stock then outstanding shall be next entitled to be first paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 per share (the "Junior Convertible Preferred Stock Stated Value") plus an amount equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution, before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. Except as provided in the preceding sentence, holders of the Junior Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Junior Convertible Preferred Stock the full amount to which they shall be entitled, the holders of the Junior Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (c) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed a liquidation, dissolution or winding up, voluntary or involuntary.

          (d) The liquidation payment with respect to each outstanding fractional share of Convertible Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Convertible Preferred Stock.

          4.   VOTING RIGHTS.

          (a) RIGHT TO VOTE. Except as otherwise required by law, the Senior Convertible Preferred Stock, the Junior Convertible Preferred Stock, the Common Stock and any other capital stock of the Corporation entitled to vote with the Common Stock shall be deemed to be one class for the purpose of voting, or giving written consent in lieu of voting, on all matters submitted for the approval of the stockholders of the Corporation. Each person in whose name shares of Convertible Preferred Stock shall be registered on the record date for determining the holders of the Convertible Preferred Stock entitled to vote at any meeting of stockholders (or adjournment thereof) or to consent to corporate action in writing without a meeting shall be entitled to, at such meeting or with respect to such action, one vote for each share of Common Stock of the Corporation into which each share of Convertible Preferred Stock registered in the name of such person on such record date could be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share).

          (b)  SIGNIFICANT EVENTS.

               (i) During such time as any shares of Senior Convertible Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding shares of Senior Convertible Preferred Stock voting together as one single and separate class, (A) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of shares ranking on a parity with or prior to the Senior Convertible Preferred Stock, either as to dividends upon voluntary or involuntary liquidation, dissolution or winding up, (B) increase the authorized shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of Senior Convertible Preferred Stock,
     (C) amend, alter, waive the application of, or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation of the Corporation, enter into any agreement or take any other corporate action which in any manner would alter, change or otherwise adversely affect the powers, rights or preferences of the Senior Convertible Preferred Stock, (D) effect the reorganization, recapitalization, liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation, if such transaction in any manner would alter, change or otherwise adversely affect the powers, rights or preferences of the Senior Convertible Preferred Stock or (E) take any action which would cause a dividend or other distribution to be deemed to be received by the holders of the Senior Convertible Preferred Stock for federal income tax purposes unless such dividend or other distribution is actually received by such holders.

               (ii) During such time as any shares of Junior Convertible Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the issued and outstanding shares of Junior Convertible Preferred Stock voting together as a separate class, (A) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of shares ranking on a parity with or prior to the Junior Convertible Preferred Stock, either as to dividends or redemption or upon voluntary or involuntary liquidation, dissolution or winding up, (B) increase the authorized shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of Junior Convertible Preferred Stock,
     (C) amend, alter, waive the application of, or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation of the Corporation, enter into any agreement or take any other corporate action which in any manner would alter, change or otherwise adversely affect the powers, rights or preferences of the Junior Convertible Preferred Stock, (D) effect the reorganization, recapitalization, liquidation, dissolution or winding up of the Corporation, or the sale, lease, conveyance or exchange of all or substantially all of the assets, property or business of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation, if such transaction in any manner would alter, change or otherwise adversely affect the powers, rights or preferences of the Junior Convertible Preferred Stock or (E) take any action which would cause a dividend or other distribution to be deemed to be received by the holders of the Junior Convertible Preferred Stock for federal income tax purposes unless such dividend or other distribution is actually received by such holders.

          (c) WRITTEN CONSENT. Whenever holders of the Convertible Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of the outstanding Senior

Convertible Preferred Stock or Junior Convertible Preferred Stock, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted.

          5. CONVERSION. Holders of the Convertible Preferred Stock shall have the following conversion rights (collectively, the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series A Senior Preferred Stock, Series B Senior Preferred Stock and Junior Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of validly issued, fully paid and nonassessable shares of Common Stock of the Corporation, as is determined by dividing the Series A Senior Preferred Stock Stated Value, the Series B Senior Preferred Stock Stated Value or the Junior Convertible Preferred Stock Stated Value, as the case may be, by the respective "Conversion Prices" (as defined below) in effect at the time of the conversion; provided, however, that if such share shall be called for redemption pursuant to Section 5(h), it may not be converted after the redemption date unless the Corporation shall have failed to pay or provide for the payment of the redemption price therefor (in accordance with Section 5(h)). The Conversion Prices initially in effect shall be $______(1) for the Series A Senior Preferred Stock (the "Series A Senior Preferred Stock Conversion Price"), $_______ for the Series B Senior Preferred Stock (the "Series B Senior Preferred Stock Conversion Price"), and $5.6085 for the Junior Convertible Preferred Stock (the "Junior Preferred Stock Conversion Price") (the Series A Senior Preferred Stock Conversion Price, the Series B Senior Preferred Stock Conversion Price, and the Junior Preferred Stock Conversion Price, collectively the "Conversion Prices" and each individually, a "Conversion Price"). Such initial Conversion Prices, and the rate at which shares of Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 5(d) below.

          (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock, but in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price of a share of Common Stock on the date on which such shares of Convertible Preferred Stock are deemed to have been converted.

          (c)  MECHANICS OF CONVERSION.

               (i) In order for a holder of the Convertible Preferred Stock to convert shares of Convertible Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Convertible Preferred Stock, at the office of the transfer agent for the Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Convertible Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed

- ---------------
1. The Series A Senior Preferred Conversion Price and the Series B Senior Preferred Conversion Price shall be determined in accordance with Article 4 of the Restated Certificate of Incorporation immediately prior to the filing of this Amendment after giving effect to the Financing Transactions.

     by the registered holder or his or its attorney duly authorized in writing. The date on which the transfer agent (or the Corporation, if the Corporation serves as its own transfer agent) receives such certificate or certificates and notice shall be the conversion date ("Conversion Date"). As soon as practicable, and in any event within five business days, after the Conversion Date, the Corporation shall issue and deliver, or cause to be issued and delivered, to such holder of Convertible Preferred Stock, or to his or its nominees, (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon conversion and (ii) if fewer than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates of like tenor for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

               (ii) During such times as any shares of Convertible Preferred Stock are outstanding, the Corporation shall reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock.

               (iii) All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares (including the rights, if any, to receive notices and to vote) shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Such conversions shall be deemed to have been made at the close of business on the Conversion Date and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock at such time. Any shares of Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Convertible Preferred Stock accordingly.

          (d)  ANTI-DILUTION PROVISIONS.

               (i) ADJUSTMENTS; CAPITAL STOCK. The Series A Senior Preferred Stock Conversion Price set forth above shall be subject to adjustment from time to time as hereinafter provided. For purposes of this Section 5, the term "Capital Stock" as used herein includes the Corporation's Common Stock and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

               (ii) ADJUSTMENT OF SERIES A SENIOR PREFERRED STOCK CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF CAPITAL STOCK.

                    (A) In case the Corporation, at any time or from time to time after the Issue Date shall issue or sell Additional Shares of Capital Stock without consideration or for a consideration per share less than the greater of the Series A Senior Preferred Stock Conversion Price or the Market Price in effect, in each case, on the date of such issue or sale, then, and in each such case, subject to
          Section 5(d)(viii), the Series A Senior Preferred Stock Conversion Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Series A Senior Preferred Stock Conversion Price by a fraction:

                    (1) the numerator of which shall be (a) the number of shares of Capital Stock outstanding immediately prior to such issue or sale plus (b) the number of shares of Capital Stock which the aggregate consideration received by the Corporation for the total number of such Additional Shares of Capital Stock so issued or sold would purchase at the greater of such Market Price or such Series A Senior Preferred Stock Conversion Price, and

                    (2) the denominator of which shall be the number of shares of Capital Stock outstanding immediately after such issue or sale,

     provided that, for the purposes of this Section 5(d)(ii)(A),
     (w) immediately after any Additional Shares of Capital Stock are deemed to have been issued pursuant to Section 5(d)(iii) or 5(d)(iv), such Additional Shares shall be deemed to be outstanding, and (x) treasury shares shall not be deemed to be outstanding; and provided further that, for the purposes of this Section 5(d)(ii)(A), (y) the crediting of shares of the Corporation's Common Stock to participating real estate salespersons under the Corporation's Deferred Equity Program which was adopted by the Corporation on October 18, 1989 shall cause an adjustment in the Series A Senior Preferred Stock Conversion Price concurrently with such crediting of the shares of the Corporation's Common Stock and (z) the issuance of such shares previously credited to participating real estate salespersons under the Corporation's Deferred Equity Program shall not cause an adjustment in the Series A Senior Preferred Stock Conversion Price.

                    (B) In case the Corporation, at any time or from time to time after the Issue Date, shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spinoff, reclassification, recapitalization or similar corporate rearrangement) on the Capital Stock, other than (1) a dividend payable in Additional Shares of Capital Stock or in Options for Capital Stock or Convertible Securities or (2) a dividend payable in cash or other property and declared out of retained earnings of the Corporation, then, and in each such case, subject to Section 5(d)(viii), the Series A Senior Preferred Stock Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying the Series A Senior Preferred Stock Conversion Price by a fraction:

                    (1) the numerator of which shall be the Market Price in effect on such record date or, if any class of Capital Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the value of such dividend or distribution which has not been declared out of retained earnings (as determined in good faith by the Board of Directors of the Corporation) applicable to one share of Capital Stock, and

                    (2)  the denominator of which shall be such Market Price.

               (iii) TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In case the Corporation, at any time or from time to time after the Issue Date, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Capital Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securi-ties, shall be deemed to be Additional Shares of Capital Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Capital Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(v)) of such shares would be less than the greater of the applicable Conversion Price or the Market Price in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date or, if the Capital Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, as the case may be, and provided, further, that in any such case in which Additional Shares of Capital Stock are deemed to be issued,

                    (A) no further adjustment of the Series A Senior Preferred Conversion Price shall be made upon the subsequent issue or sale of Additional Shares of Capital Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of Additional Shares of Capital Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                    (C) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or upon purchase by the Corporation and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Conversion Price computed upon the original issue, sale, grant or assumption thereon (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                    (1) in the case of Options for Capital Stock or of Convertible Securities, the only Additional Shares of Capital Stock issued or sold (or deemed issued or sold) were the Additional Shares of Capital Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor were (a) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (ii) the consideration actually received by the Corporation upon such exercise, minus
               (iii) the consideration paid by the Corporation for any purchase of such Options which were not exercised, or (b) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (ii) the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, minus (iii) the excess, if any, of the consideration paid by the Corporation for any purchase of such Convertible Securities, the rights of conversion or exchange under which were not exercised, over an amount that would be equal to the fair value (as determined in good faith by the Board of Directors of the Corporation) of the Convertible Securities so purchased if such Convertible Securities were not convertible into or exchangeable for Additional Shares of Capital Stock, and

                    (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the Additional Shares of Capital Stock deemed to have then been issued were an amount equal to (a) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (b) the consideration deemed to have been received by the Corporation (pursuant to Section 5(d)(v)) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exer-cised, minus (c) the consideration paid by the Corporation for any purchase of such Options which were not exercised.

               (iv) TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC.; CERTAIN STOCK REPURCHASES.

               (A) In case the Corporation, at any time or from time to time after the Issue Date, shall declare or pay any dividend or other distribution on the Capital Stock payable in Capital Stock, or shall effect a subdivision of the outstanding shares of Capital Stock into a greater number of shares of Capital Stock (by reclassification or otherwise than by payment of a dividend in Capital Stock), then, and in each such case, Additional Shares of Capital Stock shall be deemed to have been issued (1) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (2) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

               (B) If the Corporation at any time or from time to time after the Issue Date shall, directly or indirectly, including through a Subsidiary (as defined below) or otherwise, purchase, redeem or otherwise acquire (a "Repurchase") any of its Capital Stock at a price per share greater than the Market Price, then the Series A Senior Preferred Stock Conversion Price upon each such Repurchase shall be adjusted to the price determined by multiplying the Series A Senior Preferred Stock Conversion Price by a fraction (1) the numerator of which shall be the number of shares of Capital Stock outstanding immediately prior to the such Repurchase minus the number of shares of Capital Stock which the aggregate consideration for total repurchased Capital Stock would purchase at the Market Price; and (2) the denominator of which shall be the number of shares of Capital Stock outstanding immediately after such Repurchase. For the purposes of this Subsection 5(d)(iv)(B), the date as of which the Series A Senior Preferred Stock Conversion Price shall be computed shall be the earlier of (x) the date on which the Corporation shall enter into contract for the Repurchase of such Capital Stock, or (y) the date of the actual Repurchase of such Capital Stock. For purposes of this Section 5(d)(iv)(B), a Repurchase of Convertible Securities shall be deemed to be a Repurchase of the underlying Capital Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange for such Convertible Securities on the date as of which such computation is required hereby to be made even if such Convertible Securities are not exercisable, convertible or exchangeable on such date.

               (v)  COMPUTATION OF CONSIDERATION.  For the purposes of this
     Section 5:

                    (A) The consideration for the issue or sale of any Additional Shares of Capital Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

                    (1) insofar as it consists of cash, shall be computed as the amount of cash received by the Corporation, and insofar as it consists of securities or other non-cash consideration, shall be computed as of the date immediately preceding such issue, sale, grant or assumption as the fair value (as determined in good faith by the Board of Directors of the Corporation) of such consideration (or, if such consideration is received for the issue or sale of Additional Shares of Capital Stock and the Market Price thereof is less than the fair value, as so determined, of such consideration, then such consideration shall be computed as the Market Price of such Additional Shares of Capital Stock), in each case without deducting any expenses paid or incurred by the Corporation, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale, and

                    (2) in case Additional Shares of Capital Stock are issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Corporation for a consideration which covers both, shall be the proportion of such consideration so received, computed as provided in subsection (1) above, allocable to such Additional Shares of Capital Stock or Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors of the Corporation.

                    (B) All Additional Shares of Capital Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Corporation and all Additional Shares of Capital Stock issued to effect a subdivision of the outstanding shares of Capital Stock into a greater number of shares of Capital Stock (by reclassification or otherwise than by payment of a dividend in Capital Stock) shall be deemed to have been issued without consideration.

                    (C) Additional Shares of Capital Stock deemed to have been issued for consideration pursuant to Section 5(d)(iii), relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                    (1) the total amount, if any, received and receivable by the Corporation as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case comprising such consideration as provided in the foregoing subsection (A), by

                    (2) the maximum number of shares of Capital Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (D) In case the Corporation shall issue any Additional Shares of Capital Stock, Options or Convertible Securities in connection with the acquisition by the Corporation of the stock or assets of any other corporation or the merger of any other corporation into the Corporation under circumstances where on the date of issue of such Additional Shares of Capital Stock, Options or Convertible Securities the consideration received for such Additional Shares of Capital Stock or deemed to have been received for the Additional Shares of Capital Stock deemed to be issued pursuant to Section 5(d)(iii) is less than the Market Price of the Capital Stock in effect immediately prior to such issue but on the date the number of Additional Shares of Capital Stock or the amount and the exercise price or conversion price of such Options or Convertible Securities to be so issued were set forth in a binding agreement between the Corporation and the other party or parties to such transaction the consideration received for such Additional Shares of Capital Stock or deemed to have been received for the Additional Shares of Capital Stock deemed to be issued pursuant to Section 5(d)(iii) would not have been less than the Market Price of the Capital Stock then in effect, such Additional Shares of Capital Stock shall not be deemed to have been issued for less than the Market Price of the Capital Stock if such terms so set forth in such binding agreement are not changed prior to the date of issue.

               (vi) ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding shares of Capital Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Capital Stock, the Conversion Prices in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (vii) DILUTION IN CASE OF OTHER SECURITIES. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any securities of the Corporation or to subscription, purchase or other acquisition pursuant to any options issued or granted by the Corporation for a consideration such as to dilute, on a basis to which the standards established in the other provisions of this Section 5 are applicable, the conversion rights of the holders of the Series A Senior Preferred Stock, then, and in each such case, the computations, adjustments and readjustments provided for in this
     Section 5 with respect to the applicable Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the conversion of the Series A Senior Preferred Stock, so as to protect the holders of the Series A Senior Preferred Stock against the effect of such dilution.

               (viii) MINIMUM ADJUSTMENT AND TIMING OF ADJUSTMENT OF CONVERSION PRICE.

                    (A) If the amount of any adjustment of the Series A Senior Preferred Stock Conversion Price required pursuant to this Section 5 would be less than one percent (1%) of such Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Conversion Price; provided that, upon the conversion of any shares of Series A Senior Preferred Stock, all adjustments carried forward and not theretofore made up to and including the date of such conversion shall, with respect to the Series A Senior Preferred Stock then converted, be made to the nearest .001 of a cent.

                    (B) Each Series A Senior Preferred Conversion Price shall be adjusted within 90 days of the end of each fiscal year of the Corporation with respect to events subject to the anti-dilution provisions of the Series A Senior Preferred Stock which have occurred during such fiscal year; provided that, upon the conversion of any shares of Series A Senior Preferred Stock, all adjustments carried forward and not theretofore made up to and including the date of such conversion shall, with respect to the shares of Series A Senior Preferred Stock then converted, be made to the nearest .001 of a cent and provided further that the applicable Series A Senior Preferred Conversion Price shall also be adjusted prior to any transfer or other disposition of any Series A Senior Preferred Stock and promptly at any time upon the request of the holder of any Series A Senior Preferred Stock, subject to the provisions of clause 5(d)(viii)(A) above.

               (ix) CHANGES IN CAPITAL STOCK; SERIES A SENIOR PREFERRED STOCK. In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Capital Stock) in which the previously outstanding Capital Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (in-cluding cash) or any combination of any of the foregoing or in which the Capital Stock ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system (each such transaction being herein called the "Transaction," the date of consummation of the Transaction being herein called the "Consummation Date," the Corporation (in the case of a recapitalization of the Capital Stock or any other such transaction in which the Corporation retains substantially all of its assets and survives as a corporation) or such other corporation or entity (in each other case) being herein called the "Acquiring Company," and the common stock (or equivalent equity interests) of the Acquiring Company being herein called the "Acquirer's Common Stock"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of Series A Senior Preferred Stock, upon the conversion thereof at any time on or after the Consummation Date (but subject, in the case of an election pursuant to clause (B) or (C) below, to the time limitation hereinafter provided for such election),

                    (A) shall be entitled to receive, and any Series A Senior Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such conversion prior to the Consummation Date, such number of shares of the Acquirer's Common Stock as are issuable in exchange for each share of Common Stock, unless the Acquiring Company fails to meet the requirements set forth in clauses (D), (E) and (F) below, in which case shares of the common stock of the corporation (herein called a "Parent") which directly or indirectly controls the Acquiring Company if it meets the requirements set forth in clauses (D), (E) and (F) below, at an aggregate conversion price for such number of shares equal to the lesser of (1) the Conversion Price in effect immediately prior to the Consummation Date multiplied by a fraction the numerator of which is the aggregate market price for such number of shares (determined in the same manner as provided in the definition of Market Price) of the Acquirer's Common Stock or the Parent's common stock, as the case may be, immediately prior to the Consummation Date and the denominator of which is the Market Price per share of Common Stock immediately prior to the Consummation Date, or (2) the aggregate market price for such number of shares (as so determined) of the Acquirer's Common Stock or the Parent's common stock, as the case may be, immediately prior to the Consummation Date (subject in each case to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 5), or at the election of the holder of such Series A Senior Preferred Stock pursuant to notice given to the Corporation on or before the later of (1) the thirtieth day following the Consummation Date, and (2) the sixtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of the Capital Stock,

                    (B) shall be entitled to receive, and any Series A Senior Preferred Stock shall thereafter represent the right to receive, in lieu of the Capital Stock issuable upon such conversion prior to the Consummation Date, the highest amount of securities or other property to which such holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such holder had converted such Series A Senior Preferred Stock immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 5), provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Capital Stock, and if the holder of such Series A Senior Preferred Stock so designates in such notice given to the Corporation, the holder of such Series A Senior Preferred Stock shall be entitled to receive in lieu thereof, the highest amount of securities or other property to which such holder would actually have been entitled as a stockholder if such holder had converted such Series A Senior Preferred Stock prior to the expiration of such purchase, tender or exchange offer and accepted such offer (subject to adjustments from and after the consummation of such purchase, tender or exchange offer as nearly equivalent as possible to the adjustments provided for in this Section 5), or, if neither the Acquiring Company nor the Parent meets the requirements set forth in clauses (D), (E) and (F) below, at the election of the holder of Series A Senior Preferred Stock pursuant to notice given to the Corporation on or before the later of (1) the thirtieth day following the Consummation Date, and (2) the sixtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of the Common Stock,

                    (C) shall be entitled to receive, within 15 days after such election, in full satisfaction of the Conversion Rights afforded to the Series A Senior Preferred Stock held by such holder under this
          Section 5, an amount equal to the fair market value of such conversion rights as determined by an independent investment banker (with an established national reputation as a valuer of equity securities) selected by the Corporation, such fair market value to be determined with regard to all material relevant factors but without regard to the effects on such value of the Transaction.

     The Corporation agrees to obtain, and deliver to each holder of Series A Senior Preferred Stock a copy of, the determination of an independent investment banker (selected by the Corporation and reasonably satisfactory to the holders of Series A Senior Preferred Stock) necessary for the valuation under clause (C) above within 15 days after the Consummation Date of any Transaction to which clause (C) is applicable.

               The requirements referred to above in the case of the Acquiring Company or its Parent are that immediately after the Consummation Date:

                    (D) it is a solvent corporation organized under the laws of any State of the United States of America having its common stock listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system, and such common stock continues to meet such requirements for such listing or quotation,

                    (E) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and

                    (F) in the case of the Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent's Annual Report on Form 10-K as filed with the Securities and Exchange Commission and is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

     Notwithstanding anything contained herein to the contrary, the Corporation shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Corporation) which may be required to deliver any securities or other property upon the conversion of Series A Senior Preferred Stock, the surrender of Series A Senior Preferred Stock or the satisfaction of conversion rights as provided herein shall assume, by written instrument delivered to each holder of Series A Senior Preferred Stock, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Series A Senior Preferred Stock an opinion of counsel for such corporation or entity, satisfactory to each holder of Series A Senior Preferred Stock, which opinion shall state that all the outstanding Series A Senior Preferred Stock, including, without limitation, the conversion provisions applicable thereto, if any, shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holders may reasonably request.

               (x) TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC.; CERTAIN TRANSACTIONS. In case the Corporation, at any time or from time to time after the Issue Date, shall be a party to any Transaction, each holder of Series B Senior Preferred Stock and each holder of Junior Convertible Preferred Stock, upon the exercise thereof at any time on or after the Consummation Date shall be entitled to receive, and such Series B Senior Preferred Stock and Junior Convertible Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon conversion prior to the Consummation Date the kind and amount of securities or property (including cash) which it would have owned or have been entitled to receive after the happening of such Transaction had such Series B Senior Preferred Stock or Junior Convertible Preferred Stock been converted immediately prior to such Transaction.

               Notwithstanding anything contained herein to the contrary, the Corporation shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (including, without limitation, the Corporation) which may be required to deliver any secu-rities or property (including cash) upon the conversion of Series B Senior Preferred Stock or Junior Convertible Preferred Stock, the surrender of Series B Senior Preferred Stock or Junior Convertible Preferred Stock or the satisfaction of conversion rights as provided herein shall assume, by written instrument delivered to each holder of Series B Senior Preferred Stock or Junior Convertible Preferred Stock, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Series B Senior Preferred Stock or Junior Convertible Preferred Stock an opinion of counsel for such corporation or entity, satisfactory to each such holder, which opinion shall state that all the rights and privileges, including without limitation, conversion privileges of the Series B Senior Preferred Stock and the Junior Convertible Preferred Stock shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holders may reasonably request.

               In case the Corporation shall (i) pay a dividend in shares of Capital Stock or securities convertible into Capital Stock or make a distribution to all holders of shares of Capital Stock in shares of Capital Stock or securities convertible into Capital Stock, (ii) subdivide its outstanding shares of Capital Stock, (iii) combine its outstanding shares of Capital Stock into a smaller number of shares of Capital Stock or (iv) issue by reclassification of its shares of Capital Stock other securities of the Corporation, the Series B Preferred Stock Conversion Price and the Junior Preferred Stock Conversion Price shall be adjusted (to the nearest cent) by multiplying, (x) in the case of the Series B Senior Preferred Stock, the Series B Preferred Stock Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter, or (y) in the case of the Junior Preferred Stock Conversion Price, the Junior Preferred Stock Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding immediately prior to the occurrence of such event, and of which the denominator shall be the number of shares of Capital Stock outstanding (including any convertible securities issued pursuant to clause (i) or (iv) above on an as converted basis) immediately thereafter. An adjustment made pursuant to the foregoing sentence shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (xi) CERTAIN ISSUES AND REPURCHASES EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Senior Preferred Conversion Prices in the case of (A) the issuance of shares of the Senior Convertible Preferred Stock on the Issue Date and the issuance of shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock pursuant to this
     Article IV upon the filing of the Certificate of Amendment as described herein, (B) the issuance of shares of the Junior Convertible Preferred Stock on the Issue Date, (C) the issuance of warrants to purchase shares of Common Stock (the "Warburg Warrants") concurrently with the issuance of the Senior Convertible Preferred Stock on January 29, 1993 (the "Restructuring Date"), and any amendments to such Warburg Warrants through the date of filing of the Certificate of Amendment, (D) the issuance to The Prudential Insurance Company of America ("Prudential") of warrants to purchase shares of Common Stock (the "New Prudential Warrants") concurrently with the issuance of the Junior Convertible Preferred Stock, and any amendments to such New Prudential Warrants through the date of filing of the Certificate of Amendment, (E) the issuance of warrants to purchase shares of Common Stock (the "1994 Warrants") concurrently with the filing of this Certificate of Amendment, and any amendments to such 1994 Warrants, (F) the issuance of shares of Capital Stock issuable upon conversion of the Convertible Preferred Stock or upon exercise of the Warburg Warrants, the New Prudential Warrants, the 1994 Warrants, the Stock Subscription Warrant, dated as of November 25, 1986, by the Corporation to Prudential or any other Option or right outstanding on the Issue Date to purchase or otherwise acquire Capital Stock, (G) the granting by the Corporation, after the Issue Date, of Options to purchase Capital Stock or the sale or grant, after the Issue Date, of Capital Stock, pursuant to option or stock purchase plans or agreements, or other incentive compensation plans or agreements, heretofore or hereafter adopted in respect of, or entered into with, directors, officers, employees or salespersons (other than pursuant to the Corporation's Preferred Equity Program) of the Corporation or any of its Subsidiaries in connection with their employment, being directors or acting as salesperson, provided that the consideration for the sale or grant of any such Options or Capital Stock (including the exercise price of any Option) is at least equal to the Market Price of such shares of Capital Stock on the date such Options are granted or the date established by any such plan for a purchase thereunder, as the case may be, (H) the Repurchase from any director, officer, employee or salesperson of the Corporation or any Subsidiary of any Option or share of Capital Stock upon his resignation or other termination from being a director, officer, employee or salesperson of the Corporation or any Subsidiary or (I) the issuance of shares of Common Stock in payment of the redemption price of the Rights issued pursuant to the Rights Agreement, dated as of March 13, 1989, as amended, between the Corporation and Bank of America N.T. & S.A., as Rights Agent.

               (xii) NOTICE OF ADJUSTMENT. Upon the occurrence of any event requiring an adjustment of any Conversion Price, then and in each such case the Corporation shall promptly deliver to each holder of Convertible Preferred Stock a certificate signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation (an "Officers' Certificate") stating the applicable Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon conversion of such Convertible Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by any holder of Convertible Preferred Stock stating that such holder contemplates conversion of such Convertible Preferred Stock, the Corporation will obtain and deliver to each holder of Convertible Preferred Stock the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Corporation's Board of Directors who are satisfactory to the registered holders of a majority of the Convertible Preferred Stock, which opinion shall confirm the statements in the most recent Officers' Certificate delivered under this Section 5(d)(xi). It is understood and agreed that the independent public accountant rendering any such opinion shall be entitled expressly to assume in such opinion the accuracy of any determination of fair value made by the Board of Directors of the Corporation pursuant to Section 5(d)(v).

               (xiii)    OTHER NOTICES.  In case at any time:

                    (A) the Corporation shall declare or pay to the holders of Capital Stock any dividend other than a regular periodic cash dividend or any periodic cash dividend in excess of 115% of the cash dividend for the comparable fiscal period in the immediately preceding fiscal year;

                    (B) the Corporation shall declare or pay any dividend upon Capital Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of Capital Stock;

                    (C) the Corporation shall offer for subscription pro rata to the holders of Capital Stock any additional shares of stock of any class or other rights;

                    (D) there shall be any capital reorganization, or reclassification of the Capital Stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation or other entity;

                    (E) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

                    (F)  there shall be any other Transaction;

     then, in any one or more of such cases, the Corporation shall give to each holder of Convertible Preferred Stock (1) at least 15 days prior to any event referred to in clause (A) or (B) above, at least 30 days prior to any event referred to in clause (C), (D) or (E) above, and within five business days after it has knowledge of any pending Transaction, written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, re-classification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction and (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction known to the Corporation, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of security holders, if either is required.

               (xiv) CERTAIN EVENTS. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Corporation, the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Series A Senior Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall appoint its regular independent auditors or another firm of independent public accountants of recognized national standing who are satisfactory to the holders of a majority of the Series A Senior Preferred Stock which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Series A Senior Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Corporation shall forthwith make the adjustments described therein; provided, that no such adjustment shall have the effect of increasing any Series A Senior Preferred Stock Conversion Price as otherwise determined pursuant to this Section 5. The Corporation may make such reductions in the Series A Senior Preferred Conversion Price or increase in the number of shares of Common Stock purchasable hereunder as it deems advisable, including any reductions or increases, as the case may be, necessary to ensure that any event treated for Federal income tax purposes as a distribution of stock or stock rights not be taxable to recipients.

          (e) NO IMPAIRMENT. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Senior Preferred Stock against impairment.

          (f) MANDATORY CONVERSION. If (i) at all times during a two-year period prior to the date of conversion the ratio of Consolidated Debt to EBITDA (each as defined below) of the Corporation has not exceeded 3.0:1.0, (ii) on each Trading Day during a six-month period prior to the date of conversion the Daily Market Price of the Common Stock has exceeded $8.75 per share, subject to proportionate adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock, and (iii) the Corporation is in full compliance with all of the terms and conditions of all agreements pursuant to which the Corporation or any Subsidiary shall have incurred Indebtedness for borrowed money all, but not less than all, of the then outstanding shares of Convertible Preferred Stock shall be converted into shares of Common Stock as provided below. The Corporation shall provide written notice of the occurrence of the foregoing events giving rise to such mandatory conversion by United States certified or registered mail, postage prepaid, mailed not more than 30 days thereafter to all holders of record of the shares to be converted at such holders' addresses as the same appear on the stock register of the Corporation. Each such notice shall state the proposed date on which such mandatory conversion will occur (which date shall not be fewer than 30 days after the date notice thereof is received), the applicable Conversion Price and the place or places where certificates for shares of the Convertible Preferred Stock are to be surrendered for conversion. From and after the date of mandatory conversion, the certificates for the Convertible Preferred Stock shall be deemed to represent only the shares of Common Stock into which such shares of Convertible Preferred Stock shall have been converted. The Holder of such certificates shall surrender such certificates for conversion upon and pursuant to the request of the Corporation.

          (g) CERTAIN DEFINITIONS. For purposes of this Article IV, the following terms shall have the following meanings:

                    (i) "ADDITIONAL SHARES OF CAPITAL STOCK" shall mean all shares (including treasury shares) of Capital Stock issued or sold (or, pursuant to Sections 5(d)(iii) or 5(d)(iv) deemed to be issued) by the Corporation after the Issue Date, whether or not subsequently reacquired or retired by the Corporation, other than shares of Common Stock issued upon the conversion of the Convertible Preferred Stock.

                    (ii) "CONSOLIDATED DEBT" shall mean with respect to any Person, the total Indebtedness of such Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

                    (iii) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or securities directly or indirectly convertible into or exchangeable for Additional Shares of Capital Stock.

                    (iv) "DAILY MARKET PRICE" shall mean, on any date specified herein, (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the average of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by NASDAQ or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Corporation. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Daily Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Corporation), as of a date which is 15 days preceding the date as of which the determination is to be made.

                    (v) "EBITDA" shall mean, with respect to any Person, for any period, the sum of (A) the net income of such Person and its Subsidiaries on a consolidated basis before taxes, excluding extraordinary items and income or loss from discontinued operations,
          (B) total interest expense of such Person and its Subsidiaries on a consolidated basis and (C) depreciation and amortization for such Person and its Subsidiaries on a consolidated basis.

                    (vi) "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

                    (vii) "INDEBTEDNESS" shall mean, with respect to any Person, all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined.

                    (viii) "ISSUE DATE" shall mean the date on which shares of Convertible Preferred Stock are first issued by the Corporation. "Issue Date" with respect to the shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock outstanding on the date of filing of the Certificate of Amendment shall be deemed to be the date of issuance of the respective shares of Existing Senior Convertible Preferred Stock which were exchanged for or converted into such shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock.

                    (ix) "MARKET PRICE" shall mean, on any date specified herein, (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of 20 consecutive Trading Days ending the second Trading Day prior to such date of the average, on each such Trading Day, of the high and low sale price of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by NASDAQ or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Corporation. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by an independent brokerage firm or Standard & Poor's Corporation (as selected by the Board of Directors of the Corporation), as of a date which is 15 days preceding the date as of which the determination is to be made.

                    (x) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Capital Stock or Convertible Securities.

                    (xi) "OTHER SECURITIES" shall mean any stock (other than Capital Stock) and any other securities of the Corporation or any other Person (corporate or otherwise) which the holders of the Convertible Preferred Stock at any time shall be entitled to receive, or shall have received, upon the conversion or partial conversion of the Convertible Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5(d)(ix) or otherwise.

                    (xii) "PERSON" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                    (xiii) "SUBSIDIARY" shall mean any corporation or other entity the majority of the outstanding voting shares of which is at the time owned (either alone or through Subsidiaries or together with Subsidiaries) by the Corporation or another Subsidiary.

                    (xiv) "TRADING DAY" shall mean any day on which the New York Stock Exchange is open for trading on a regular basis.

                    (xv)  "TRANSACTION" shall have the meaning set forth in
          Section 5(d)(ix).

          (h)  JUNIOR CONVERTIBLE PREFERRED STOCK.

               (i) In the event that the Corporation undertakes to sell its Common Stock through an underwritten public offering (an "Offering"), and if the underwriter advises the Corporation that in order to complete such Offering on the most favorable terms to the Corporation it is necessary for the Junior Convertible Preferred Stock to be retired, then the Corporation may so notify the holders of the Junior Convertible Preferred Stock (the "Conversion Notice"), and such holders shall, on or prior to the Conversion Date (as defined below) convert their Junior Convertible Preferred Stock into Common Stock pursuant to the terms of this Article IV. The holders of the Junior Convertible Preferred Stock shall be obligated to convert their Junior Convertible Preferred Stock only if (A) on or prior to the Conversion Date, all the holders of the Series B Senior Preferred Stock shall have converted their Series B Senior Preferred Stock into Common Stock, or all Series B Senior Preferred Stock shall otherwise have been retired, and (B) the Market Price of the Common Stock at the Conversion Date is greater than the sum of the Junior Preferred Stock Stated Value plus accrued dividends per share of Junior Convertible Preferred Stock (such sum being referred to herein as the "Accreted Value"); PROVIDED that if at the Conversion Date, the Market Price of the Common Stock is less than the Accreted Value, then each holder of the Junior Convertible Preferred Stock must either, at its option (A) convert the Junior Convertible Preferred Stock into Common Stock on or prior to the Conversion Date or (B) require the Corporation to redeem the Junior Convertible Preferred Stock at the Accreted Value, in which case such holder shall notify the Corporation of its election on or prior to the Conversion Date. If a holder elects to require the Corporation to redeem the Junior Convertible Preferred Stock, then the Corporation shall make such redemption within 60 days after the Conversion Date; PROVIDED that the Corporation shall be obligated to redeem the Junior Convertible Preferred Stock only if it has sufficient funds legally available on the redemption date in order to redeem shares of Junior Convertible Preferred Stock pursuant to this Section 5(h); PROVIDED FURTHER that if the Board determines not to proceed with the Offering any notice of redemption shall be withdrawn and the Corporation's obligation to redeem such shares shall terminate. "Conversion Date" shall mean the date stated in the Conversion Notice on or prior to which the holders of the Junior Convertible Preferred Stock shall be required to convert their Junior Convertible Preferred Stock in accordance with this Section 5(h). Without the consent of


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     each holder of Junior Convertible Preferred Stock, the Conversion Date may
     not be a date earlier than the closing date of the Offering; PROVIDED that the Conversion Notice may identify the Offering's closing date as "the closing date," in lieu of using a calendar date.

               (ii) If the Corporation shall be required to redeem shares Junior Convertible Preferred Stock pursuant to Section 5(h)(i), then notice of such redemption shall be given by United States certified or registered mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date, to all holders of record of the shares to be redeemed at such holders' addresses as the same appear on the stock register of the Corporation. Each such notice shall state: (A) the redemption date; (B) the number of shares of Junior Convertible Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (C) the redemption price; and (D) the place or places where certificates for shares of the Junior Convertible Preferred Stock are to be surrendered for payment of the redemption price.

               (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing payment of the redemption price by deposit with a bank or trust company having capital and surplus of at least $50,000,000 of the shares called for redemption) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender, in accordance with the above-mentioned notice, of the certificates for any shares so redeemed (properly endorsed or signed for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price provided for in this Section 5(h). In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The provisions of this Section 5(h)(iii) shall be subject to
     Section 5(h)(i).

          (i) REACQUIRED SHARES. Shares of Convertible Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of Senior Convertible Preferred Stock shall be reissued or sold as Series A Senior Preferred Stock and no such issued and reacquired shares of Junior Convertible Preferred Stock shall be reissued or sold as Junior Convertible Preferred Stock.

          SECOND: That thereafter, pursuant to resolution of the Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

          THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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          IN WITNESS WHEREOF, GRUBB & ELLIS COMPANY has caused this certificate to be signed by Robert J. Walner, its Senior Vice President, and Carol M. Vanairsdale, its Assistant Secretary, this _____ day of _________, 1994.

                                   GRUBB & ELLIS COMPANY


                                   ------------------------------
                                   Robert J. Walner
                                   Senior Vice President


Attest:


- -----------------------------
Carol M. Vanairsdale
Assistant Secretary


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